UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   November 8, 2013

CopyTele, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11254                                                              11-2622630

(Commission File Number)                             (IRS Employer Identification No.)

900 Walt Whitman Road, Melville, NY                                                  11747

(Address of Principal Executive Offices)                                             (Zip Code)

(631) 549-5900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

On November 11, 2013 (the “Closing Date”), CopyTele, Inc., a Delaware corporation (the “Company”) entered into a subscription agreement (the “Subscription Agreements”) with a single institutional investor, pursuant to which the Company issued a $3,500,00 principal amount of 6% Convertible Debenture due 2016 (the “Debenture”) and a warrant (the “Warrant”) to purchase 9,249,472 shares of common stock of the Company, par value $0.01 per share (the “Warrant Shares”).

The Debenture matures on November 11, 2016, bears interest at the rate of 6% payable annually and is convertible into shares (the “Conversion Shares” and together with the Debenture, the Warrant and the Warrant Shares, collectively, the “Securities”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), at a price per share of $0.1892, which was 100% of the volume weighted average closing sales price of the common stock for the 30 trading days prior to the Closing Date.  The Debenture contains full ratchet anti-dilution protection in the event that the Company enters into a new financing arrangement to issue additional shares of Common Stock at an effective net price of less than $0.1419 (or 75% of the conversion price of the Debenture).  The Debenture also provides for standard and customary events of default which, if any of them occurs, would permit the principal of and accrued interest on the Debenture to become or to be declared due and payable, unless the event of default has been cured or the holder of the Debenture has waived in writing the event of default.  If the entire principal amount of the Debenture is converted, the Company would issue 18,498,943 shares of Common Stock.

The Company also issued to the investor a Warrant to purchase 9,249,472 shares of Common Stock.  The Warrant grants the holder the right to purchase the Warrant Shares at the purchase price per share of $0.3784 on or before November 11, 2016.  If there is not an effective registration statement covering the Warrant Shares, the Warrant may be exercised on a cashless basis, otherwise the warrant holder must exercise for cash.  If the entire Warrant were exercised, the Company would receive $3,500,000 in gross proceeds.

Pursuant to the Debenture and the Warrant, the investor may not convert or exercise its Debenture or Warrant if such conversion or exercise would result in the Investor beneficially owning in excess of 4.99% of our then issued and outstanding common stock.  A holder may, however, increase this limitation (but in no event exceed 9.99% of the number of shares of Common Stock issued and outstanding) by providing the Company with 61 days’ notice that such holder wishes to increase this limitation.

In connection with the offering of the Securities, the Company granted the investor registration rights with respect to the Conversion Shares and the Warrant Shares pursuant to the Subscription Agreement.  The Company is obligated to use its reasonable best efforts to cause a registration statement registering for resale the Conversion Shares and the Warrant Shares to be filed no later than 90 days from the Closing Date.  The Company is required to use it reasonable best efforts to keep the registration statement effective until the Conversion Shares and the Warrant Shares can be sold under Rule 144(k) of the Securities Act or such earlier date when all Conversion Shares and the Warrant Shares have been sold publicly; provided, however, the Company shall not be required to keep the Registration Statement effective for a period of more than three years from the Closing Date.  If a registration statement covering the resale of the Conversion Shares is not filed within the 90-day period (the “Filing Default”), then on the date of the Filing Default and on each monthly anniversary (if the Filing Default has not been cured by such date) until the Filing Default is cured, the Company shall pay in cash to the Debenture holder liquidated damages equal to 1.0% of the principal amount represented by the Debenture.  The liquidated damages will apply on a daily pro-rata basis for any portion of a month prior to curing of the Filing Default.  The Company will not be liable for liquidated damages with respect to the Warrant or Warrant Shares.  The Company also granted the investor the right to designate an observer to the Company’s Board or, in the alternative, the right to appoint a director to the Company’s Board for so long as it owns at least 2,000,000 shares of the Company’s common Stock (including any shares which the investor has the right to acquire upon conversion of the Debenture or exercise of the Warrant).

A press release announcing the offering of the Securities is furnished as Exhibit 99.1 to this Current Report.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report is incorporated into this Item 2.03 by reference.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report is incorporated into this Item 3.02 by reference.

On November 11, 2013, pursuant to the Subscription Agreement, the Company completed the sale of (i) a Debenture in the principal amount of $3,500,000 and (ii) a Warrant to purchase 9,249,472 shares of Common Stock to a single institutional investor for gross proceeds of $3,500,000.  The sale of the Debenture and the Warrant was not subject to any underwriting discounts or commissions.

The Securities have not been registered under the Securities Act of 1933, as amended (the “Act”), in reliance on an exemption from registration under Section 4(2) of the Act, and Rule 506 promulgated thereunder, based on the fact that the investor is an “accredited investor,” as such term is defined in Rule 501 of Regulation D.  The Securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to 2010 Share Incentive Plan

On November 8, 2013, the Board of Directors (the “Board”) of the Company approved an amendment (the “Amendment”) to the  CopyTele,  Inc. 2010 Share  Incentive  Plan (the “2010 Plan”) to provide that effective and following November 8, 2013, the maximum aggregate number of shares of Common Stock that may be subject to stock options, stock appreciation rights, stock awards, performance awards and stock units (the “Benefits”), will be 20,000,000 shares of Common Stock, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change.  Additionally, commencing on the first business day in 2014 and on the first business day of each calendar year thereafter while the Plan is in effect, the maximum aggregate number of shares of Common Stock available for issuance under this Plan shall be replenished such that, as of such first business day, the maximum aggregate number of shares of Common Stock available for issuance under this Plan shall be 20,000,000 shares.  Previously, the Plan had provided that the maximum aggregate number of shares available for issuance was 30,000,000 shares. The Board had determined that such amendments were necessary as there remained only an insignificant number of shares available for grant under the 2010 Plan and the grant of stock option or other Benefits were important  for the Company to be able attract, retain and motivate highly competent persons as officers, key employees and non-employee directors.

In addition, consistent with the non-employee director compensation approved on March 28, 2013 for calendar year 2013, the Plan was also amended to provide that on January 1st of each year commencing on January 1, 2014, each non-employee director (a “Director Participant”) of the Company at that time shall automatically be granted a 10 year Nonqualified Stock Option to purchase 300,000 shares of Common Stock (or 400,000 in the case of the Chairman of the Board to the extent he qualifies as a Director Participant) that will vest in four equal quarterly installments.   In addition, each person who is a Director Participant and joins the Board of Directors after January 1 of any year, shall be granted on the date such person joins the Board of Directors a Nonqualified Stock Option to purchase 300,000 shares of Common Stock (or 400,000 in the case of the Chairman of the Board) pro-rated based upon the number of calendar quarters remaining in the calendar year in which such person joins the Board of Directors (rounded up for partial quarters).

As previously announced, officers, key employees and non-employee directors of, and consultants to, the Company or any of its subsidiaries and affiliates are eligible to participate in the 2010 Plan.   The 2010 Plan is currently administered by the full Board, which determines the term and provisions of the Benefits. The 2010 Plan contains provisions for equitable adjustment of the Benefits in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividends in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company.  The 2010 Plan terminates on July 14, 2020.  The Board may amend, suspend or terminate the 2010 Plan at any time.

Bonuses

On November 8, 2013, the Board approved the following bonuses for the following person, each of whom was a named executive officer in the in the Company’s proxy statement for the Annual Meeting of Stockholders held on October 11, 2013 (the “2013 Proxy Statement”):

Name and Title	Bonus
Robert A. Berman President and Chief Executive Officer	$200,000
John Roop Senior Vice President – Engineering	$50,000

The Company also approved a bonus to Dr. Amit Kumar, a director and consultant to the Company, in the amount of $100,000.

The foregoing bonuses are payable on or before March 31, 2014 in cash or Common Stock, at the option of the Company. If the Company determines to pay the bonus in Common Stock, the value of the Common Stock will be based on the volume weighted average closing sales price of the Common Stock for the 30 trading days prior to the payment date.

Stock Option Awards

On November 8, 2013, as part of its policy to issue annual option grant to its officers and employees, the Board approved the following grants of stock options to purchase Company Common Stock under the 2010 Plan for the following person, each of whom was a named executive officers in the 2013 Proxy Statement:

Name and Title	Stock Options Awarded (#)	Exercise Price ($)
Lew H. Titterton, Jr. Chairman of the Board	3,000,000	0.20
Robert A. Berman President and Chief Executive Officer	1,000,000	0.20
Henry P. Herms Chief Financial Officer and Vice President – Finance	550,000	0.20
John Roop Senior Vice President – Engineering	500,000	0.20

The stock options will vest in 36 consecutive monthly installments, commencing on December 31, 2013 and have an expiration date of November 8, 2023.

Amendment of Certain Outstanding Performance-Based Stock Option Awards

On November 8, 2013, in light of the cost and expense of valuing the unvested portion of the options on a quarterly basis for financial reporting purposes, the Board approved an amendment (the “Option Award Amendment”) to the performance-based stock options awarded on September 19, 2012 (the “Option Awards”) to Robert A. Berman, John Roop and Dr. Amit Kumar, a consultant and director of the Company.  The amendment modifies the Option Awards’ vesting conditions to provide that the unvested portion of the stock options will vest in 23 consecutive monthly installments, commencing on November 30, 2013 through September 30, 2015.  Prior to the amendment, the Option Awards had provided that the stock options would vest if certain milestone targets were met.  All the other terms and conditions of the Option Awards remain unchanged and are described in the 2013 Proxy Statement.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.
99.1	Press Release, dated November 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPYTELE, INC.

Date: November12, 2013

By: /s/ Robert A. Berman

        Robert A. Berman

        President and

        Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated November 12, 2013